Exhibit 5.1

RICHARDS, LAYTON & FINGER

A PROFESSIONAL ASSOCIATION

ONE RODNEY SQUARE

920 NORTH KING STREET

WILMINGTON, DELAWARE 19801

(302) 651-7700

FAX: (302) 651-7701

WWW.RLF.COM

March 28, 2007

PowerShares DB Commodity Index Tracking Fund

DB Commodity Index Tracking Master Fund

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re:	PowerShares DB Commodity Index Tracking Fund
DB Commodity Index Tracking Master Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to PowerShares DB Commodity Index Tracking Fund (formerly known as DB Commodity Index Tracking Fund) (the “Fund”) and DB Commodity Index Tracking Master Fund (the “Master Fund”), each a Delaware statutory trust (collectively the “Funds”), in connection with the matters set forth herein. This opinion is being delivered to you at your request.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Fund, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 23, 2005, as amended by the Certificate of Amendment to the Certificate of Trust, as filed with the Secretary of State on August 2, 2006 with an effective date of August 10, 2006;

(b)	The Certificate of Trust of the Master Fund, as filed with the Secretary of State on May 23, 2005 (together with item (a) above, the “Certificates of Trust”);

PowerShares DB Commodity Index Tracking Fund

DB Commodity Index Tracking Master Fund

March 28, 2007

(c)	The Declaration of Trust and Trust Agreement of the Fund, dated as of May 23, 2005, between DB Commodity Services LLC, a Delaware limited liability company, as managing owner (the “Managing Owner”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) of the Fund;

(d)	The Declaration of Trust and Trust Agreement of the Master Fund, dated as of May 23, 2005, between the Managing Owner and the Trustee (together with item (c) above, “the Initial Trust Agreements”);

(e)	The Registration Statement on Form S-1, to be filed by the Funds with the Securities and Exchange Commission on or about March 28, 2007 (the “Registration Statement”), including a prospectus (the “Prospectus”) relating to the common units of beneficial interests in the Funds (collectively, the “Limited Units”);

(f)	The Amended and Restated Declaration of Trust and Trust Agreement of the Fund, dated as of December 1, 2005, between the Managing Owner and the Trustee (the “Fund Amended and Restated Declaration of Trust and Trust Agreement”), as amended by Amendment No. 1 to the Fund Amended and Restated Declaration of Trust and Trust Agreement, dated as of June 1, 2006, and as further amended by the Amendment No. 2 to the Fund Amended and Restated Declaration of Trust and Trust Agreement, dated as of July 31, 2006, and as further amended by the Amendment No. 3 to the Fund Amended and Restated Declaration of Trust and Trust Agreement, dated as of August 8, 2006, attached as an exhibit to the Registration Statement;

(g)	The Amended and Restated Declaration of Trust and Trust Agreement of the Master Fund dated as of December 1, 2005, between the Managing Owner and the Trustee (the “Master Fund Amended and Restated Declaration of Trust and Trust Agreement”) as amended by Amendment No. 1 to the Master Fund Amended and Restated Declaration of Trust and Trust Agreement, dated as of June 1, 2006, as further amended by Amendment No. 2 to the Master Fund Amended and Restated Declaration of Trust and Trust Agreement, dated as of August 8, 2006, attached as an exhibit to the Registration Statement (together with item (f) above, the “Trust Agreements”); and

PowerShares DB Commodity Index Tracking Fund

DB Commodity Index Tracking Master Fund

March 28, 2007

(h)	Certificates of Good Standing for the Funds, dated March 27, 2007, obtained from the Secretary of State.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Managing Owner. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreements.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that:

1. Each of the Funds has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2. The Units to be issued by the Funds will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Funds, as to which the Limited Owners, as beneficial owners of the Funds, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. The Limited Owners may be obligated to make certain payments provided for in Sections 4.7(f) and 6.2 of the Fund Amended and Restated Declaration of Trust and Trust Agreement or in Sections 4.7(f) and 6.9 of the Master Fund Amended and Restated Declaration of Trust and Trust Agreement.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We are admitted to practice law in the State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B. We have assumed (i) that the Trust Agreements and the Certificates of Trust are in full force and effect and have not been amended and the Trust Agreements will be in full force and effect when the Units are issued by the Funds, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us (other than the Funds) under the laws of the jurisdiction governing its

PowerShares DB Commodity Index Tracking Fund

DB Commodity Index Tracking Master Fund

March 28, 2007

creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the Funds) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than the Funds) has duly authorized, executed and delivered such documents, (vi) the due submission to the Managing Owner of a Purchase Order Subscription Agreement by each Authorized Participant (as defined in the Prospectus) or the Fund, as the case may be; (vii) the due acceptance by the Managing Owner of each Purchase Order Subscription Agreement and the due issuance in accordance with the Trust Agreements of the Limited Units relating thereto to the Authorized Participants (as defined in the Prospectus) or the Fund, as the case may be; (viii) the payment by each Authorized Participant (as defined in the Prospectus) or the Fund, as the case may be, to the Funds of the full consideration due from it for the Limited Units subscribed to by it; and (ix) the Limited Units will be offered and sold as described in the Registration Statements and the Trust Agreements.

C. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, PA

EAM/JWP